EXCHANGE AGREEMENT

This Exchange Agreement is made as of May 25, 2006, by and between Probe Manufacturing, Inc., a Nevada corporation (the “Company”), and eFund Capital Partners, LLC (the “Purchaser”).

RECITALS

WHEREAS, pursuant to a securities purchase agreement dated December 31, 2004 (the “Original Purchase Agreement”), the company sold 3,500 shares of the Company’s Series B Convertible Preferred Stock, par value $.001 per share, (the “Original Preferred Stock”), which are convertible into shares of commons stock, par value $0.001 per share and otherwise have the rights, preference, privileges, powers and restrictions set forth in a Certificate of Designation filed with the Secretary of State of Nevada on December 31, 2004.

WHERAS, the Company and the Purchaser desire that the Purchaser exchange all of the Series B Convertible Stock currently owned by Purchasers for shares of the Company’s newly designated Series C Convertible Preferred Stock (the “Exchanged Preferred Stock”) upon the terms and conditions set forth herein (the “Exchange”).

WHEREAS, the Exchange is intended to qualify as a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

SECTION 1

AUTHORIZATION AND EXCHANGE OF THE SHARES

1.1

Authorization of the Shares.

(a)

The Company has authorized, or before the Closing (as defined in Section 2.1 below) will have authorized, a new series of preferred stock, designated as “Series C Convertible Preferred Stock”, which shall have the rights, preferences and privileges provided for in the Designation.

(b)

In addition, prior to the Closing, the Company shall have authorized the issuance   to the Purchaser(s) of up to Five Thousand and Forty (5,040) shares (the “Shares”) of the Series C Preferred Stock, which shall have the rights, preferences and privileges provided for in the Designation.

1.2

Exchange of the Shares.  At the Closing, (i) the Purchaser shall deliver to, or as directed by the Company stock certificates representing the Original Preferred Stock and (ii) the Company shall deliver to the purchasers stock certificates, registered in the name of the Purchaser, representing the Exchange Preferred Stock.

1.3

Exchange Preferred Stock.  The Exchange Preferred Stock shall have the rights, preferences and privileges as set forth in the Certificate of Designation attached hereto as Exhibit A to be filed prior to Closing by the Company with the Secretary of State of Delaware.  Each share of Original Preferred Stock shall be convertible into 1.44 shares of the Exchange Preferred Stock.  Each share of Preferred Stock shall be convertible into shares of Common Stock in accordance with the terms of the Certificate of Designation.

1.4

Original Preferred Stock.  Effective as of the Closing Date, all Original Preferred Stock owned by the Purchaser shall be canceled.

SECTION 2

CLOSING DATE; DELIVERY

2.1

Closing Date.  The closing date shall be the date upon which this Agreement is executed by the parties to this Agreement (the “Closing Date”).

SECTION 3

COMPANY REPRESENTATIONS AND WARRANTIES

Except as disclosed in the Schedules attached hereto, the Company makes the following representations and warranties to the Purchaser:

3.1

Organization and Standing.  Each of the Company and its subsidiaries (i) is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation and is in good standing as a domestic corporation under the laws of said state or country, (ii) has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted, and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified does not and is not reasonably expected to (x) individually or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or impair the Company’s ability to perform its obligations under this Agreement, or (z) interfere with or prevent the consummation of any of the transactions contemplated by said instruments (any of the events set forth in clauses (x), (y) or (z), a “Material Adverse Effect”).

3.2

Corporate Power.  The Company has all requisite legal and corporate power to execute and deliver this Agreement, to exchange and issue the Shares, to issue the Conversion Stock issuable upon conversion of the Shares, and to carry out and perform its obligations under the terms of this Agreement and under the terms of all other agreements and other documents executed in connection herewith.

3.3

Capitalization.  The authorized capital stock of the Company upon the filing of the Designation with the Secretary of State of the State of California will consist of (a) 100,000,000 shares of Common Stock of which 3,577,364 shares are issued and outstanding, and (b) 10,000,000 shares of Preferred Stock of which (i) 440 shares Series A Convertible Preferred Stock of which 440 are issued and outstanding and (ii) Twenty Thousand (20,000) shares of Series B Convertible Preferred Stock of which 12,500 and (iii) 10,000 shares shall be designated as “Series C Convertible Preferred Stock.  All of the outstanding shares of Common Stock and all of the shares of Series A, B and C Preferred Stock when issued and sold, will be, validly issued, fully paid and non-assessable, and free of any liens or encumbrances.  The Series C Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Designation attached hereto as Exhibit A.

3.4

Authorization.  The execution, delivery and performance of this Agreement, and any other agreements related to this Agreement, by the Company have been properly and duly authorized by all requisite corporate action.  In addition, all other actions taken by the Company in connection with the transactions contemplated by this Agreement were properly and duly authorized by all requisite corporate action.  This Agreement and all documents and agreements executed in connection herewith, constitute valid and binding obligations of the Company.  The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

3.5

Conversion Stock.  The Conversion Stock has been duly and validly reserved for issuance.

3.6

Accuracy of Reports.  All reports, if any, delivered by the Company under this Agreement, have been duly filed, and the requirements of their respective forms (as of their respective filing dates), were complete and correct in all material respects as of the dates at which the information was furnished, and none contains (as of their respective dates of filing) any untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which made, not misleading.

3.7

Financial Statements and Changes.  All financial reports and materials provided by the Company are true and accurate reflection of the Company’s current financial situation and nothing has been omitted which could have a material adverse effect.

3.8

No Conflict.  The provisions of each of this Agreement and the Designation do not constitute any violation, or conflict with or constitute a default under, any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation (each a “Term” and collectively the “Terms”) to which the Company or any of its subsidiaries is a party or by which it is bound.  The execution, delivery and performance of and compliance with this Agreement, the issuance of the Securities pursuant to the terms hereof and the performance of the Company’s obligations hereunder and thereunder (i) will not result in any violation or be in conflict with or constitute a default under any Term, (ii) will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its subsidiaries pursuant to any such Term, and (iii) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company, any of its subsidiaries, or any of the Company’s or subsidiaries’ assets or properties, subject to such exceptions as would not have a Material Adverse Effect.

3.9

Governmental Consents.  No consent, approval or authorization of, or designation, declaration or filing with, any federal, state or foreign governmental authority is required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or the issuance of the Securities or the consummation of any other transaction contemplated hereby, except (i) the filing of the Designation in the office of the State of California, and (ii) if required, qualifications or filings in connection with exemptions under any applicable state “blue sky” laws and Federal securities laws, which qualifications or exemptions, if required, will have been obtained and will be effective on the Closing Date, or will be obtained or filed after the Closing Date within the prescribed time in order to secure such exemptions or qualifications.

3.10

Patents, Trademarks, Etc.  The Company and its subsidiaries own or have the right, or prior to the Closing will own or have the right, to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary to their business as now conducted, as conducted at the time of the Closing and as contemplated being conducted thereafter, and, are not infringing upon any person’s or company’s rights under or with respect to any of the foregoing.  Neither the Company nor any of its subsidiaries has received any written communications alleging that the Company or a subsidiary has violated any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity.

3.11

Litigation.  Except as set forth on Schedule 3.11, there is no suit, action or proceeding pending or affecting the Company or any of its subsidiaries, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries.

3.12

Compliance with Laws.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which could reasonably be expected to have a Material Adverse Effect.

3.13

Offering of the Shares.  Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act of 1933, as amended (the “Securities Act”), the integration of such offering with the offering and sale of the Securities) which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act.

3.14

Finder’s Fee.  The Company represents and warrants that no finders or brokers have been retained or used in connection with the transactions contemplated by this Agreement.

0.15

Tax Matters.   Except as set forth on Schedule 3.15, the Company and each of its subsidiaries has timely filed with the appropriate taxing authority all tax returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired.  Each such tax return is complete and accurate in all respects.  All taxes shown as owed by the Company or any of its subsidiaries on any tax return or claimed or asserted to be due, from or with respect to any of them, have been paid, except for taxes being contested in good faith and for which adequate reserves have been taken.  The Company and each of its subsidiaries have properly made due and sufficient accruals for all taxes for such periods subsequent to the periods covered by such tax returns as required by GAAP.  None of the Company or any of its subsidiaries are being audited or examined by any taxing authority with respect to any tax or is a party to any pending action or proceedings by any taxing authority for assessment or collection of any tax, and no claim for assessment or collection of any tax has been asserted against it or any of its subsidiaries.  No claim has been made by any authority in a jurisdiction where the Company or any of its subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  There is no dispute or claim concerning any tax liability.

3.16

Environmental Matters.  Each of the Company and its subsidiaries has obtained, and now maintains as currently valid and effective, all permits, certificates of financial responsibility, and other governmental authorizations (collectively, “Environmental Permits”) that are required to be obtained by the Company or any of its subsidiaries under any state, federal, municipal, foreign or other environmental laws, rules or regulations applicable to any aspect of the Company or such subsidiary, including, but not limited to, in connection with the operation of its businesses and properties (“Environmental Laws”).  Each of the Company and its subsidiaries has been in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws and no liability exists under any Environmental Laws or otherwise with respect to prior operations or activities.

SECTION 4

PURCHASER REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company, as follows:

4.1

Investment Intent.

(a)

Purchaser has substantial experience in business and financial matters and is capable of evaluating the merits and risks of its investment in the Company and is able to bear the economic risks of its investment.

(b)

Purchaser is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D of the Securities Act.

(c)

Purchaser is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(d)

Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in a transaction directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

4.2

Corporate Power.  Purchaser has all requisite legal and corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3

Authorization.  The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite corporate action, and this Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.4

Finder’s Fee.  Purchaser represents and warrants that no finders or brokers have been retained or used in connection with the transactions contemplated by this Agreement.

SECTION 5

CONDITIONS TO CLOSING

5.1

Conditions to Purchaser’s Obligations.  The obligation of the Purchaser to exchange the Shares at the Closing is subject to the fulfillment to the reasonable satisfaction of the Purchaser, on or prior to the Closing Date, of the following conditions any of which may be waived in writing, in whole or in part, by the Purchaser:

(a)

The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date;

(b)

All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects; and

(c)

The Designation shall have been filed with and accepted by the Nevada Secretary of State.

5.2

Conditions to Company’s Obligations.  The Company’s obligation to exchangel and issue the Shares to the Purchaser at the Closing is subject to the fulfillment to the Company’s reasonable satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing, in whole or in part, by the Company:

(a)

The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date;

(b)

All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects; and

SECTION 6

COVENANTS

6.1

Additional Documents and Further Assurances.  Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

SECTION 7

INDEMNIFICATION

7.1

Indemnification. The parties hereby agree to indemnify, defend and hold each other and their affiliates harmless from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (, incurred in connection with, arising out of, resulting from, or incident to, any breach of any representation or warranty made by such party in this Agreement.

SECTION 8

MISCELLANEOUS

8.1

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to the Company or the Purchaser, upon any breach or default under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character by the Company or the Purchaser of any breach or default under this Agreement, or any waiver by the Company or the Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in writing, and all remedies, either under this Agreement, or by law or otherwise afforded to the Company or the Purchaser, shall be cumulative.

8.2

Waivers and Amendments.  This Agreement and the provisions hereof may not be waived or amended except pursuant to a written instrument signed by the required party or parties as aforesaid.

8.3

Severability.  In the event that any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

8.4

Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.5

Notices, Etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be delivered either (i) personally, (ii) by facsimile transmission, or (iii) by a nationally recognized overnight courier, in each case with all delivery or postal charges pre-paid, and in each case, addressed attention: President.  All notices and communications shall be sent or delivered to the address or fax number, as applicable, for the applicable party as set forth on the signature page of this Agreement, or at such other address or fax number as the applicable party shall have furnished in writing to the other party (or its transferees).  Each such notice or communication, addressed and posted as aforesaid, shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered, if delivered personally, (ii) the business day on which the notice or communication is sent, if delivered by facsimile transmission, or (iii) upon the earlier of its receipt or two (2) business days after the business day of deposit with a nationally recognized overnight courier, if delivered by such means.

8.6

Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matters hereof and thereof, and supersede any and all prior agreements and understandings among the parties.

8.7

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state, and without reference to its principles of conflicts of law or choice of law.

8.8

Attorneys’ Fees.  In the event of any litigation in a court of competent jurisdiction arising in connection with this Agreement and the transactions contemplated hereby, the prevailing party in judgment shall be entitled to recover reasonable legal fees and costs in connection with such action including any appeals.

8.9

Independent Advice of Counsel.  The parties represent and declare that, in executing this agreement, they relied solely upon their own judgment, belief and knowledge, and had the ability to seek the advice of their own independently selected counsel concerning the nature, extent and duration of their duties and rights contained in this agreement.  The parties further represent and agree that they have not been influenced by any representations or statements concerning any matters made by any other party or by any person or attorney representing any other party.

8.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

[Signatures on following page]

Series C Convertible Preferred Stock Exchange Agreement – PROBE

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

COMPANY

PROBE MANUFACTURING, INC., a Nevada corporation

By: /s/ Reza Zarif

      Reza Zarif

      Chief Executive Officer

Address:

3050 Pullman Street

Costa Mesa, CA 92626

Fax: (714) 424-2972

PURCHASER

eFund Capital Partners, LLC

By: /s/ Barrett Evans

Print Name: Barrett Evans

Print Title: Managing Partner

Address:

_______________________

_______________________

Fax: (___) __-___

2 of 9

Series B Convertible Preferred Stock Purchaser Agreement –PROBE

Schedules to Series B Convertible Preferred Stock Purchase Agreement

Schedule 3.11

Litigation

None.

Schedule 3.15

Tax Matters

None.

Exhibit A

Certificate of Designation for Series C Convertible Preferred Stock

PROBE MANUFACTURING INDUSTRIES, INC.

____________________________

Series C Convertible Preferred Stock

Exchange Agreement

May 25, 2006